As filed with the Securities and Exchange Commission on June 7, 2021
Registration Nos.
333-180417;
333- 186818;
333- 194632;
333- 202705;
333- 210173;
333-226590

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT ON FORM S-8
(Registration No. 333-180417)

POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT ON FORM S-8
(Registration No. 333- 186818)

POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT ON FORM S-8
(Registration No. 333- 194632)

POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT ON FORM S-8
(Registration No. 333- 202705)

POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT ON FORM S-8
(Registration No. 333- 210173)

POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT ON FORM S-8
(Registration No. 333-226590)

UNDER THE
SECURITIES ACT OF 1933
________________

Vocera Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	94-3354663
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Vocera Communications, Inc.
525 Race Street
San Jose, CA 95126
(408) 882-5100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2012 Equity Incentive Plan
2021 Equity Incentive Plan
(Full title of the plans)
Brent D. Lang

Chairman and Chief Executive Officer
Vocera Communications, Inc.
525 Race Street
San Jose, CA 95126
(408) 882-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Please send copies of all communications to:

Amanda Rose, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On March 28, 2012, Vocera Communications, Inc. (the “Registrant”) filed a registration statement on Form S-8 (Registration No. 333-180417) with the Securities and Exchange Commission (the “SEC”) to register (a) 898,782 shares of common stock authorized and issuable under the Registrant’s 2012 Equity Incentive Plan (the “2012 Plan”), for which the Registrant paid a registration fee of $1,648.01 to register the securities. On February 22, 2013, March 17, 2014, March 12, 2015, March 14, 2016, and August 3, 2018, the Registrant filed registration statements on Form S-8 (Registration Nos. 333-186818, 333-194632, 333-202705, 333-210173, and 333-226590) to register an additional 1,211,467, 1,248,357, 1,282,200, 1,316,116, and 1,500,000 shares of common stock, respectively, authorized and issuable under the 2012 Plan, for which the Registrant paid a registration fee of $4,626.00, $2,636.00, $1,542.00, $1,887.00, and $5,959.00, respectively, to register the securities.

On June 4, 2021 (the “Effective Date”), the Registrant’s stockholders approved the adoption of the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”), at which time the Registrant’s 2012 Plan terminated, except as to any awards outstanding, and the shares reserved but not issued under the 2012 Plan became available for issuance under the 2021 Plan. Additionally, pursuant to the terms of the 2021 Plan, any (i) shares that are subject to stock options or other awards granted under the 2012 Plan that cease to be subject to such stock options or other awards on and after the Effective Date, (ii) shares issued under the 2012 Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (iii) shares issued under the 2012 Plan that are repurchased by the company at or below the original issue price and (iv) shares issued under the 2012 Plan that are used to satisfy the tax withholding obligations under an RSU award, are available for grant under the 2021 Plan.

Pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K that the Registrant disclose a material change in the plan of distribution, the Registrant is filing this Post-Effective Amendment to the registration statements on Form S-8 filed in connection with the 2012 Plan to reflect that on the Effective Date, 512,764 shares not subject to outstanding awards granted under the 2012 Plan became available for awards under the 2021 Plan. Additionally, as awards or shares are forfeited under the 2012 Plan, a corresponding number of shares registered pursuant to this Registration Statement will automatically be added to the number of shares that may be issued under the 2021 Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)The Registrant’s Annual Report on Form 10-K (File No. 001-35469) for the year ended December 31, 2020 filed with the Commission on February 25, 2021.
(b)The Registrant’s Quarterly Report on Form 10-Q (File No. 001-35469) filed with the Commission on May 5, 2021.
(c)The Registrant’s Current Reports on Form 8-K filed with the SEC on January 29, 2021, March 8, 2021, March 15, 2021, and March 25, 2021 (in each case, except for information contained therein which is furnished rather than filed);
(d)The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-35469) filed with the Commission on March 22, 2012 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to its directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:
•any breach of the director’s duty of loyalty to the Registrant or its stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or
•any transaction from which the director derived an improper personal benefit.
As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:
•the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;
•the Registrant may enter into indemnification contracts with any director, officer, employee or agent of the Registrant;
•the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•the rights conferred in the restated bylaws are not exclusive.

In addition, the Registrant has entered into indemnity agreements with each of its current directors and executive officers to provide these directors and executive officers with additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant’s restated certificate of incorporation and restated bylaws and the indemnity agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries liability insurance for its directors and officers.

See also the undertakings set out in response to Item 9 hereof.

Item 7. Exemption From Registration Claimed.
Not applicable.

Item 8. Exhibits.
The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant	S-1	333-183546	3.01	8/24/2012

4.2	Amended and Restated Bylaws of the Registrant	8-K	001-35469	3.01	4/23/2020

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

23.3	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	2021 Equity Incentive Plan and forms of award agreements	S-8	333-256867	99.1	6/7/2021

Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided however, that: paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 7, 2021.

    VOCERA COMMUNICATIONS, INC.

    By: /s/ Brent D. Lang
    Brent D. Lang
    Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brent D. Lang and Douglas A. Carlen, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brent D. Lang Brent D. Lang	Chairman and Chief Executive Officer (Principal Executive Officer)	June 7, 2021

/s/ Justin R. Spencer Justin R. Spencer	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	June 7, 2021

/s/ Michael Burkland Michael Burkland	Director	June 7, 2021

/s/ Julie Iskow Julie Iskow	Director	June 7, 2021

/s/ Howard E. Janzen Howard E. Janzen	Director	June 7, 2021

/s/ Alexa King Alexa King	Director	June 7, 2021

/s/ John N. McMullen John N. McMullen	Director	June 7, 2021

/s/ Sharon L. O’Keefe Sharon L. O’Keefe	Director	June 7, 2021

/s/ Ronald A. Paulus Ronald A. Paulus	Director	June 7, 2021

/s/ Bharat Sundaram Bharat Sundaram	Director	June 7, 2021